Prospectus supplement no. 2 dated July 29, 2003
(to prospectus supplement dated July 25, 2003 to prospectus dated May 27, 2003)


                                  $302,752,000
                            GMAC MORTGAGE CORPORATION
                               Seller and Servicer
                        GMACM MORTGAGE LOAN TRUST 2003-J4

                                     Issuer
                    Residential Asset Mortgage Products, Inc.

                                    Depositor
            GMACM Mortgage Pass-Through Certificates, Series 2003-J4

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The prospectus  supplement  dated July 25, 2003 to prospectus dated May 27, 2003 is hereby modified in the following respects:

      o by deleting the number "98.74%" where it appears in the last paragraph of the cover page and substituting the number "97.84%" in its place thereof.

      o by deleting the number "303,510,824", relating to the "Mortgage Pool" disclosure where it appears in the "Summary" section of the prospectus supplement on page S-4 and substituting the number "303,510,823" in its place thereof.


JPMorgan                                                     UBS Investment Bank